EXHIBIT B

                     Other Forms of Acceptable Consideration

             [IF NO FORMS ARE LISTED HEREON, CASH SHALL BE THE ONLY
            ACCEPTABLE FORM OF CONSIDERATION FOR THE EXERCISE OF THE
                                    OPTIONS.]


                            ------------------------


                                   "EXHIBIT B"
                                     PLAN B

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, TO BE ENTERED INTO BETWEEN OPTIONEE AND THE COMPANY AS A CONDITION TO EXERCISE OF THIS OPTION.

         NON-STATUTORY STOCK OPTION AGREEMENT

         AGREEMENT made as of the 31st day of July, 1998, by and between Scottsdale Scientific, Inc., a Florida corporation (hereinafter called "Company"), and Wendy Appleyard (hereinafter called "Optionee").

         RECITALS

         A. The Board of Directors of the Company has adopted the Company's 1998 Non-Statutory Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected key employees (including officers and employee directors) and others (collectively, "Eligible Persons"), who contribute to the financial success of the Company or its parent or subsidiary corporations.

         B. Optionee is an Eligible Person and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

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

         C. The granted option is not intended to be an incentive stock option ("Incentive Option") within the meaning of Section 422 of the Internal Revenue Code, but is rather a non-statutory option.

         NOW, THEREFORE, it is hereby agreed as follows:

1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to 100,000 shares of the Company's Common Stock (the "Optioned Shares") from time to time during the option term at the option price of $2.00 per share.

2. PLAN. The options granted hereunder are in all instances subject to the terms and conditions of the Plan. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall control. Optionee acknowledges receipt of a copy of the Plan and hereby accepts this option subject to all of the terms and conditions of the Plan. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

3. OPTION TERM. This option shall have a maximum term of 5 years measured from the Grant Date and shall accordingly expire at the close of business on July 31st, 2003 (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 6 or 8(a).

4. OPTION NONTRANSFERABLE; EXCEPTION. This option shall be neither transferable nor assignable by Optionee, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

5. DATES OF EXERCISE. This option shall be exercisable as follows: options for 100% of the Optioned Shares shall become exercisable one (1) month from the Grant Date and an additional 0% of the Optioned Shares shall become exercisable on each successive anniversary of the Grant Date. Once exercisable, options shall remain so exercisable until the expiration or sooner termination of the option term under Paragraph 6 or Paragraph 8(a) of this Agreement. In no event, however, shall this option be exercisable for any fractional shares.

6. ACCELERATED TERMINATION OF OPTION TERM. The option term specified in Paragraph 3 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

         (i) (i) Except as otherwise provided in subparagraphs (ii) and (iii) below, should Optionee cease to be an Employee of the Company for any reason at any time during the option term, any option of the Optionee, whether vested or non-vested, and if issued under Plan B, shall terminate as of the date of termination of employment.

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

         (ii) Should Optionee die while this option is outstanding, then the executors or administrators of Optionee's estate or Optionee's heirs or legatees (as the case may be) shall have the right to exercise this option for the number of shares (if any) for which the option is exercisable on the date of the optionee's death. Such right shall lapse and this option shall cease to be exercisable upon the EARLIER of (i) six (6) months from the date of the optionee's death or (ii) the Expiration Date.

         (iii) Should Optionee become permanently disabled and cease by reason thereof to be an Employee of the Company at any time during the option term, then Optionee shall have a period of six (6) months (commencing with the date of such cessation of Employee status) during which to exercise this option; PROVIDED, however, that in no event shall this option be exercisable at any time after the Expiration Date. Optionee shall be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) months, unable to perform his/her usual duties for the Company or its Parent or Subsidiary corporations. Upon the expiration of the limited. period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

         (iv) For purposes of this Paragraph 6 and for all other purposes under this Agreement, if Optionee is an Employee, Optionee shall be deemed to be an Employee of the Company and to continue in the Company's employ for so long as Optionee remains an Employee of the Company or one or more of its parent or subsidiary corporations as such terms are defined in the Plan. For purposes of this Paragraph 6 and for all other purposes under this Agreement, if Optionee is not an Employee, but is eligible because Optionee is a director, consultant or contractor of Company or a parent or subsidiary corporation, Optionee shall be deemed to be an Eligible Person for so long as Optionee remains a director, consultant or contractor of the Company or one or more of its parent or subsidiary corporations as such terms are defined in the Plan.

7. ADJUSTMENT IN OPTION SHARES.

         (a) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration (as set forth in the Plan), then appropriate adjustments will be made to (i) the total number of Optioned Shares subject to this option and
(ii) the option price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

         (b) If the Company is the surviving entity in any merger or other business combination, then this option, if outstanding under the Plan immediately after such merger or other business combination shall be appropriately adjusted to apply and pertain to the number and class of securities to which Optionee immediately prior to such merger or other business combination would have been entitled to receive in the consummation of such merger or other business combination.

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

8. SPECIAL TERMINATION OF OPTION.

         (a) In the event of one or more of the following transactions (a "Corporate Transaction"):

                  (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

                  (iii) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred, or exchanged through merger, to different holders in a single transaction or a series of related transactions;

then this option shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof. The Company shall provide Optionee with at least thirty (30) days prior written notice of the specified date for the Corporate Transaction. The Company can give no assurance that the options shall be assumed by the successor corporation or its parent company and it may occur that some options outstanding under the Plan will be assumed while these options are terminated.

         (b) In the event of a Corporate Transaction, the Company may, at its option, accelerate the vesting schedule contained in Section 5 hereof; but shall have no obligation to do so. The Company shall have the right to accelerate other options outstanding under the Plan or any other plan, even if it does not accelerate the options of Optionee hereunder.

         (c) This Agreement shall not in any way affect the right of the Company to make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

9. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option and paid the option price in accordance with this Agreement.

10. MANNER OF EXERCISING OPTION.

         (a) In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                  (i) Execute and deliver to the Secretary of the Company a stock purchase agreement in substantially the form of Exhibit "D" to this Agreement (the "Stock Purchase Agreement");

                  (ii) Pay the aggregate option price for the purchased shares in cash, unless another form of consideration is permitted as described in Exhibit C, if any, attached hereto or by the Board at the time of exercise.

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

         (b) This option shall be deemed to have been exercised with respect to the number of Optioned Shares specified in the Purchase Agreement at such time as the executed Purchase Agreement for such shares shall have been delivered to the Company and all other conditions of this Section have been fulfilled. Payment of the option price shall immediately become due and shall accompany the Purchase Agreement. As soon thereafter as practical, the Company shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for.

11. COMPLIANCE WITH LAWS AND REGULATIONS.

         (a) The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

                  (ii) In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 4 or 8(a), the provisions of this Agreement shall inure to the benefit of; and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

13. LIABILITY OF COMPANY.

         (a) If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Section 18 of the Plan.

         (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option without the imposition of requirements unacceptable to the Company in its reasonable discretion shall relieve the Company of any liability with respect to the nonissuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

14. NO EMPLOYMENT CONTRACT. Except to the extent the terms of any written employment contract between the Company and Optionee may expressly provide otherwise, the Company (or any parent or subsidiary corporation of the Company employing Optionee) shall be under no obligation to continue the employment of Optionee for any period of specific duration and may terminate Optionee's status as an Employee at any time, with or without cause.

15. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its corporate o5ces. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

16. WITHHOLDING. Optionee acknowledges that, upon any exercise of this option, the Company shall have the right to require Optionee to pay to the Company an amount equal to the amount the Company is required to withhold as a result of such exercise for federal and state income tax purposes.

17. LOANS OR GUARANTEES. The Company may, in its absolute discretion and without any obligation to do so, assist Optionee in the exercise of this option by (i) authorizing the extension of a loan to Optionee from the Company, (ii) permitting Optionee to pay the option price for the purchased Common Stock in installments over a period of years, or (iii) authorizing a guarantee by the Company of a third party loan to Optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate, the Collateral requirements and terms of repayment) shall be established by the Company in its sole discretion.

18. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Company with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

19. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Florida.

20. REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTIONED SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE SUCH SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT.

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

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.


                                            Scottsdale Scientific, Inc.
                                            a Florida corporation


                                            By: /S/ Marianne Sun
                                               ---------------------------------
                                            Title: President


/S/ Wendy Appleyard
--------------------------------------
Signature

OPTIONEE: Wendy Appleyard
Address:  7900 East Princess Drive, Suite 2239
          Scottsdale, Arizona 85255




                                    EXHIBIT B
                     Other Forms of Acceptable Consideration

     [IF NO FORMS ARE LISTED HEREON, CASH SHALL BE THE ONLY ACCEPTABLE FORM
               OF CONSIDERATION FOR THE EXERCISE OF THE OPTIONS.]


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